UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2018

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jan Tinbergenstraat 80, 7559 SP Hengelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-74-357-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure
On February 1, 2018, Sensata Technologies Holding N.V. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2017, which also included certain of the Company’s projections for 2018.   On page 16 of the press release, in the Company’s reconciliation of 2018 projected U.S. generally accepted accounting principles (“GAAP”) earnings per diluted share to its projected adjusted net income per diluted share, the Company inadvertently disclosed an incorrect amount of “Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory” for the projected full year ended December 31, 2018.  The table showed a projected full year 2018 amortization expense of $0.92, rather than the Company’s current projection of $0.80.  This error also impacted the Company’s projected full year 2018 GAAP earnings per share, which has been updated in the table below. The error did not affect the company’s non-GAAP financial guidance for the first quarter 2018 or full year 2018.
The following unaudited table reconciles the Company's projected GAAP earnings per diluted share to its projected adjusted net income per diluted share for the first quarter ended March 31, 2018 and full year ended December 31, 2018. The amounts in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended March 31, 2018		Full year ended December 31, 2018
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.49	$0.50	$2.44	$2.51
Restructuring and special charges	0.03	0.04	0.06	0.10
Financing and other transaction costs	0.03	0.04	0.03	0.04
Deferred (gain)/loss on other hedges*	—	—	—	—
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	0.20	0.20	0.80	0.80
Deferred income tax and other tax expense/(benefit)	0.05	0.06	0.20	0.24
Amortization of deferred financing costs	0.01	0.01	0.04	0.04
Projected adjusted net income per diluted share	$0.81	$0.85	$3.57	$3.73
Weighted average diluted shares outstanding (in 000s)	172,800	172,800	172,800	172,800
* We are unable to predict movements in commodity prices and, therefore, the impact of mark-to-market adjustments on our commodity forward contracts to our projected 2018 GAAP diluted net income per share.  In prior years such adjustments have been significant to our reported GAAP earnings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: February 6, 2018	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

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